                                                                 Exhibit 10.35.1

                                THIRD AMENDMENT

                                      TO

                     THE INTERCONNECTION AGREEMENT BETWEEN
                              DELTACOM, INC. AND
                      BELLSOUTH TELECOMMUNICATIONS, INC.
                             DATED MARCH 12, 1997



     Pursuant to this Agreement (the "Third Amendment"), DeltaCom, Inc. ("DeltaCom") and BellSouth Telecommunications, Inc. ("BellSouth") hereinafter referred to collectively as the "Parties", hereby agree to amend that Interconnection Agreement between the Parties dated March 12, 1997 ("Interconnection Agreement").

     NOW THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

     1. The Parties agree that the resale restrictions set forth in Section III.A. of the first Amendment to the Interconnection Agreement dated March 12, 1997 between BellSouth and DeltaCom shall be deleted.

     2. The Parties agree that the only restrictions on resale shall be those set forth in the Second and Final Order of the Arbitrators in the AT&T/MCI interconnection arbitrations, Docket Numbers 96-01152 and 96-01271 (the "Arbitrations"). (See pp. 13-18 of Second and Final Order dated January 23, 1997, attached hereto as Exhibit A.)

     3. The Parties agree that all of the other provisions of the Interconnection Agreement shall remain in full force and effect. Nothing in this Third Amendment shall in any way limit DeltaCom's ability to select and substitute more favorable rates or terms of Section XXII, entitled Most Favorable Provisions, of the Interconnection Agreement.

     4. The Parties acknowledge that the terms of this Third Amendment were established as a result of orders of the Tennessee Regulatory Authority ("TRA") in the Arbitrations and Avoidable Cost proceedings. The Parties agree that execution of this Amendment and its submission to the TRA is made without prejudice to the rights of BellSouth to challenge any decision of the TRA in the Arbitrations, and to the extent DeltaCom intervenes in the Arbitrations, execution of this Third Amendment and its submission to the TRA is made without prejudice to the rights of DeltaCom to challenge any decision of the TRA in the Arbitrations. The parties further agree to conform this Third Amendment to any subsequent order of the TRA relating to any of the rates, terms and conditions affected by this Third Amendment.

74953

     5. The Parties further agree that either or both of the Parties is authorized to submit this Third Amendment to the Tennessee Regulatory Authority or other regulatory body having jurisdiction over the subject matter of this Third Amendment, for approval subject to Section 252(e) of the federal Telecommunications Act of 1996.

     IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed by their respective duly authorized representatives on the date indicated below.


-----------------------------------      ---------------------------------------
DELTACOM, INC.                           BELLSOUTH TELECOMMUNICATIONS,
                                         INC.

By: /s/ Tom Mullis                       By: /s/ Charles Howorth
   --------------------------------         ------------------------------------

DATE:   March 27, 1997                   DATE:   April 1, 1997
     ------------------------------           ----------------------------------


                                      -2-
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                                                                       EXHIBIT A

ISSUE 1: "WHAT SERVICES PROVIDED BY BELLSOUTH, IF ANY, SHOULD BE EXCLUDED FROM RESALE?"/(15)/

COMMENTS AND DISCUSSION:
-----------------------

           On November 14, 1996, the Arbitrators ordered that all services provided by BellSouth, with the exception of short-term promotions, as that term is defined below, should be made available for resale, including specifically, but without limiting the foregoing, long-term promotions, as that term is defined below, LifeLine Services, Link-Up Services, grandfathered or obsoleted services, 911 Services, contract service arrangements, and state-specific discount plans. In other words, the Arbitrators answered the question presented, by a unanimous vote, as follows: that no service provided by BellSouth shall be excluded from resale, except short-term promotions.

        With regard to the resale of 911 Services, each of the Arbitrators recognized the importance of the service and that 911 boards should not be excluded from the benefits which may be derived from competition. They cautioned not only those subject to the provisions of any order of arbitration award, but also the 911 boards in the State of Tennessee, to preserve, protect, and verify that the effectiveness and integrity of the emergency systems will not be harmed if they choose to change telecommunications carriers.

        Finally, Director Malone added that restrictions on cross-class selling are permissible restrictions on the services available for resale./(16)/



---------------
/(15)/ The motion was made by Chairman Greer and amended by Director Malone. The motion, as amended, was seconded by Director Malone and passed unanimously.

/(16)/ This matter was also covered in the motion made by Director Kyle in Issue
2. Both the amendment which Director Malone made to the motion of Chairman Greer in Issue 1 and the motion of Director Kyle in Issue 2 passed unanimously. The order on this aspect has been reduced to writing in Paragraph 13.

                                      13

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          On December 3, 1996, the Arbitrators voted unanimously to adopt the language proposed by BellSouth with regard to contract service arrangements, nonrecurring charges, and inside wire maintenance./17/

ORDERED:
--------
          8. That all services provided by BellSouth, with the exception of short-term promotions, as that term is defined below, should be, and hereby are, made available by BellSouth for resale to AT&T and MCI.

          9. That the following terms and conditions on short-term and long-term promotions are reasonable and necessary, and shall be implemented:

               a. Short-term promotions be, and hereby are, defined as those promotions that are offered for a ninety (90) day period or less, and which are not offered on a consecutive basis;

               b. Long-term promotions be, and hereby are, defined as those promotions that are offered for more than ninety (90) days;

               c. In order to prohibit any abuse or potential abuse of the provision that short-term promotions are not available for resale, BellSouth may not offer a series of the same or substantially similar short-term promotions;

               d. Long-term promotions may be obtained by AT&T or MCI at one of the following rates:

                    (1)  the stated tariff rate, less the wholesale discount;



---------------------
/17/ Chairman Greer made the motion on the Final Best Offer. It was seconded by Director Kyle and unanimously approved.

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

             (2) the promotional rate (the promotional rate offered by BellSouth will not be discounted further by the wholesale discount rate):

         e. When AT&T or MCI obtains a long-term promotional offering at the promotional rate, they will only be permitted to obtain the promotional rate for the period that the promotion is offered by BellSouth. At the time the promotion ends, if AT&T or MCI chooses to continue obtaining the applicable service, they must obtain that service at the stated tariff rate, less the wholesale discount;

         f. AT&T and MCI can only offer a promotional rate for a service obtained subject to the provisions of this Paragraph 8 to customers who would have qualified for the promotional rate if the service were being offered by BellSouth;

         g. Any benefit of the promotion must be realized within the time period of the promotion and BellSouth may not use promotional offerings to evade the wholesale obligation. If AT&T or MCI believes that such abuse is occurring, they may file a petition with the Authority challenging the promotion and, if such petitions are many in number, the Directors of the Authority may contemplate the establishment of specific rules governing promotional discounts, which may include, not only the provisions listed above, but also additional rules or, in the alternative, the Directors may consider making all promotions available for resale.

    10. That the following terms and conditions on the resale of LifeLine Services are reasonable and necessary, and shall be implemented:

         a. AT&T and MCI shall only offer LifeLine Service to customers who meet the qualifications outlined in the "means test";

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               b.   LifeLine Services and rates shall be offered by AT&T or MCI in a manner similar to the manner in which LifeLine Services are offered in the market today, that is through a discount to BellSouth's Message Rate Service, General Subscriber Tariff A3.2.4;/16/

               c. AT&T and MCI shall purchase BellSouth's Message Rate Service at the stated tariff rate, less the wholesale discount. AT&T and MCI must further discount the wholesale Message Rate Service to LifeLine customers with a discount which is no less than the minimum discount that BellSouth now provides;

               d. The maximum rate which AT&T and MCI may charge for LifeLine Service shall be capped at the retail flat rate offered by BellSouth;

               e. BellSouth shall charge the federally-mandated Subscriber Line Charge (currently $3.50) to AT&T and MCI;/19/

               f. AT&T and MCI are required to waive the Subscriber Line Charge for the end-user;

               g. AT&T and MCI are responsible for recovering the Subscriber Line Charge from the National Exchange Carriers Association's interstate toll settlement pool just as BellSouth does today.

          11. That the following terms and conditions on the resale of Link-Up Service are reasonable and necessary, and shall be implemented:

               a. AT&T and MCI may offer Link-Up Service only to those customers who meet the qualifications outlined in the "means test";


-------------------
/16/ However, if a competitor has a proposal that it believes is just and reasonable, the competitor may file the proposal with the Authority for consideration.
/19/  See FCC Report and Order, Paragraph 983.




                                      16

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               b.   AT&T and MCI must further discount the Link-Up Service by at least the percentage that is now offered by BellSouth;

               c. AT&T and MCI are responsible for recouping the additional discount in the same manner as BellSouth does today.

          12. That AT&T and MCI may only offer grandfathered services to customers or subscribers who have already been grandfathered. Grandfathered services may not be resold to a new or different group of customers or subscribers.

          13. That, while BellSouth has been ordered to make 911 Services available for resale, AT&T and MCI are cautioned to preserve the integrity of 911 Services.

          14. That the Final Best Offer proposed by BellSouth with regard to contract service arrangements, nonrecurring services, and inside wire maintenance, attached hereto as Exhibit "A" and made a part hereof by reference, be, and hereby is, approved and adopted by the Arbitrators.



                                      17
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ISSUE 2:  WHAT TERMS AND CONDITIONS, INCLUDING USE AND USER RESTRICTIONS, IF
          ANY, SHOULD BE APPLIED TO RESALE OF BELLSOUTH SERVICES?/20/

COMMENTS AND DISCUSSION:
-----------------------

          On November 14, 1996, the Arbitrators answered the question presented by unanimous vote. Director Kyle, in making the motion, stated that in light of the FCC's referring to limitations as "presumptively unreasonable," she wished to adopt only the restrictions stated in the FCC Report and Order, i.e., no resale of access, no resale to independent pay phone providers, and no cross-class selling./21/ Chairman Greer stated that he concurred with Director Kyle's motion, but wanted to amend it by adding that AT&T and MCI must resell services in compliance with the applicable terms and conditions in BellSouth's retail tariffs. Director Malone further stated that the applicable terms and conditions in the tariffs must be just, reasonable, and nondiscriminatory as required by the Act.

          On December 3, 1996, the Arbitrators ordered that the contract language negotiated by and between BellSouth and AT&T to comply with the Arbitrators' First Order and to resolve any remaining unresolved issues under Issue 2 shall also be used by MCI and BellSouth in their Innerconnection Agreement./22/

ORDERED:
-------

          15. That no terms and conditions, including use and user restrictions, will be applicable to the resale of BellSouth services, except for:


-------------
/20/ Motion was made by Director Kyle and amended by Chairman Greer with comments by Director Malone. The motion, as amended, was seconded by Chairman Greer and was passed by unanimous vote of the Arbitrators.

/21/ See FCC Report and Order, Paragraphs 871, 872, 873, 874, 875, 876, and 877, based upon the Act at Section 251(c)(4).

/22/ Director Malone's motion on December 3, 1996, was seconded by Chairman Greer and was passed by the unanimous vote of the Arbitrators.

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               a.   the terms and conditions listed above in Paragraphs 9, 10,
11, 12 and 13;

               b.   a restriction on the resale of access;

               c. a restriction on the resale to independent pay phone providers;

               d.   a restriction on cross-class selling; and

               e. reasonable, non-discriminatory, and narrowly tailored terms, conditions, and limitations in the underlying BellSouth tariffs.

          16. That the contract language negotiated by and between BellSouth and AT&T to comply with the Arbitrators' First Order and to resolve any remaining unresolved issues under Issue 2 shall also be used by MCI and BellSouth in their Interconnection Agreement.

                                      19